UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 25, 2022

STERLING BANCORP, INC.

(Exact name of registrant as specified in its charter)

Michigan	001-38290	38-3163775
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

One Towne Square, Suite 1900

Southfield, Michigan 48076

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (248) 355-2400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	SBT	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 8.01. Other Events.

On April 25, 2022, the United States District Court for the Eastern District of Michigan, Southern Division (the “Court”) granted preliminary approval of the previously disclosed stipulation and agreement of settlement, entered into on January 20, 2022 (the “Settlement”) to settle a derivative action brought by Raymond Cahnman, a purported shareholder of Sterling Bancorp, Inc. (the “Company”). The Settlement provides for a complete dismissal with prejudice of the claims originally asserted in the demand for a derivative action, which was received by the Company on July 28, 2020 and reflected in a shareholder derivative complaint that was filed against the Company and certain current and former directors of the Company styled Cahnman v. Allen, et al., No. 2:22-cv-10124 (E.D. Mich.).

Pursuant to the Settlement, the Company has agreed to adopt and implement substantial corporate governance reforms (the “Corporate Governance Enhancements”), many of which are already in progress, and pay attorneys’ fees and expenses in exchange for the release of all defendants from all alleged claims therein. The Corporate Governance Enhancements include, among other things, making certain amendments to both the Company’s Second Amended and Restated Articles of Incorporation and Amended & Restated Bylaws to end the staggered term of the Company’s Board of Directors, establishing certain Board-level and management-level committees and making updates to the Company’s internal policies and practices. The Settlement provides customary releases of certain individuals and entities, including the current Board of Directors and certain former board members, and reserves for the Company's Board of Directors the exclusive right to continue to evaluate and pursue claims against non-released individuals based on their conduct concerning, related to, or arising from the matters raised in the derivative action. The Settlement remains subject to final court approval and other customary conditions. A final approval hearing is scheduled to be held before the court on September 29, 2022. Reimbursement of the plaintiff attorneys’ fees and expenses of $650 thousand due under the Settlement will be paid by the Company’s insurance carriers under applicable insurance policies.

Pursuant to the Court’s order granting preliminary approval of the Settlement, a copy of the Notice of Proposed Derivative Settlement is attached as Exhibit 99.1 to this Current Report on Form 8-K, and incorporated herein by reference. The Company has also posted a copy of the Settlement and the Notice of Proposed Derivative Settlement on its website at https://investors.sterlingbank.com.

FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K contains certain statements that are, or may be deemed to be, “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, regarding the Company’s plans, expectations, thoughts, beliefs, estimates, goals and outlook for the future that are intended to be covered by the protections provided under the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect our current views with respect to, among other things, future events and our financial performance. These statements are often, but not always, made through the use of words or phrases such as “may,” “might,” “should,” “could,” “predict,” “potential,” “believe,” “expect,” “attribute,” “continue,” “will,” “anticipate,” “seek,” “estimate,” “intend,” “plan,” “projection,” “goal,” “target,” “outlook,” “aim,” “would” and “annualized,” or the negative versions of those words or other comparable words or phrases of a future or forward-looking nature. These forward-looking statements are not historical facts, and they are based on current expectations, estimates and projections about our industry, management's beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. Accordingly, we caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions, estimates and uncertainties that are difficult to predict. The risks, uncertainties and other factors detailed from time to time in our public filings, including those included in the disclosures under the headings “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 31, 2022, subsequent periodic reports and future periodic reports, could affect future results and events, causing those results and events to differ materially from those views expressed or implied in the Company’s forward-looking statements. Should one or more of the foregoing risks materialize, or should underlying assumptions prove incorrect, actual results or outcomes may vary materially from those projected in, or implied by, such forward-looking statements. Accordingly, you should not place undue reliance on any such forward-looking statements. The Company disclaims any obligation to update, revise, or correct any forward-looking statements based on the occurrence of future events, the receipt of new information or otherwise.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

No.	Description
99.1	Notice of Proposed Derivative Settlement
104	Cover Page Interactive Data File. The cover page XBRL tags are embedded within the inline XBRL document (contained in Exhibit 101)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sterling Bancorp, Inc.

By:	/s/ Karen Knott
Karen Knott
Chief Financial Officer

Date: April 29, 2022